UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):      February 15, 2005

                          MONARCH CASINO & RESORT, INC.
             (Exact name of registrant as specified in its charter)


          NEVADA                     0-22088                  88-0300760
(State or other jurisdiction       (Commission             (I.R.S. Employer
      of incorporation)             File Number)          Identification No.)


     1175 W. Moana Lane, Suite 200
            Reno, NEVADA                                          89509
(Address of Principal Executive Offices)                        (Zip Code)



                                 (775)825-3355
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
              ----------------------------------------------------
          (Former name or former address, if changed since last report)





ITEM 2.02 Results of Operations and Financial Condition

     On February 15, 2005, Monarch Casino & Resort, Inc. (the "Company") issued a press release reporting the Company's financial results for the fourth quarter and fiscal year ended December 31, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.



ITEM 9.01  Financial Statements and Exhibits

     (c) EXHIBITS

         99.1  Text of press release dated February 15, 2005.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MONARCH CASINO & RESORT, INC.


Date:    February 16, 2005             By: /s/ Ben Farahi
                                              -------------------------
                                       Name:   Ben Farahi
                                       Title:  Chief Financial Officer,
                                               Treasurer and Secretary

                                                                  Exhibit 99.1

                                PRESS RELEASE

           MONARCH CASINO & RESORT, INC. ANNOUNCES RECORD BREAKING FOURTH
                      QUARTER AND YEAR END 2004 RESULTS

              - 2004 EPS BEATS RECORD 2003 BY APPROXIMATELY 72% -

     RENO, NV-February 15, 2005- Monarch Casino & Resort, Inc. (Nasdaq:
MCRI) (the "Company") capped an all-time record year as a result of its record fourth quarter ended December 31, 2004.

     The Company generated a fourth quarter record $3.9 million net income, or $0.41 per diluted share, on net revenues of $31.2 million for the three months ended December 31, 2004. The fourth quarter net income was a 118.2% improvement over the Company's previous fourth quarter record of $1.8 million, or $0.19 per diluted share, set in 2003. Net revenues also beat the previous record 2003 fourth quarter net revenues by 10.4%. The record quarterly net revenues were driven by significant increases in the Company's casino (+10.3%), food and beverage (+11.6%) and hotel (+12.4%) revenue centers.
Total operating costs and expenses increased only 1.6% over the 2003 fourth quarter, leading to strong margin improvements across the board, and a 76.7% increase in income from operations in the fourth quarter of 2004 compared to the same period in 2003. The improved margins also led to record fourth quarter EBITDA (1) for the Company, which reached $7.8 million, a 26.0% improvement over its previous fourth quarter best EBITDA (1) of $6.2 million achieved in 2003.

         For the fiscal year ended December 31, 2004, the Company also set new all-time records in net income, earnings per share, casino revenue, hotel revenue, net revenues and EBITDA (1). Net income for the year was $16.5 million, or $1.76 per diluted share, on net revenues of $129.5 million. The record net income represented a 72.0% increase over the Company's previous record net income of $9.6 million, or $1.02 per diluted share, on net revenues of $116.0 million, set in 2003. Significant increases in the Company's primary revenue centers of casino (+12.2%), food and beverage (+8.2%) and hotel (+14.5%) led to the record net revenues. Furthermore, promotional allowances increased only 7.9%, leading to a 67.1% flow through of incremental net revenue to income from operations. Total operating costs and expenses increased only 4.5% in 2004 compared to 2003. The combination of increased revenues and cost containment resulted in a significant EBITDA (1) margin improvement of 24.2% in 2003 to 27.7% in 2004. EBITDA (1) for the twelve months ended December 31, 2004, reached a record $35.9 million, a 28.2% improvement over $28.0 million EBITDA (1) for the same period a year earlier. The Company also benefited from a 40% reduction in interest expense over the previous year due to principal paydowns on bank debt balance and lower applicable interest rates.

     Commenting on the Company's success, CEO and Co-Chairman John Farahi said "We continue to benefit from strong local population growth, especially in south Reno, a superb location, increased bookings at the Reno-Sparks Convention Center next door to our Atlantis Casino Resort, and a dedicated and experienced management team. We are committed and continue to aggresively update and renovate our facilities, products and services in order to keep the Atlantis fresh and appealing to our guests. Our increasing revenues, combined with our cost controls has led to exceptional flow through to our free cash flow, which we are using to rapidly pay down debt." At December 31, 2004, the Company's outstanding bank debt was $32.4 million, a 31% reduction compared to $47.0 million at December 31, 2003.

     The Company also announced today that its 2005 Annual Meeting of Stockholders will be held on Thursday, May 26, 2005 at 10:00am local time, at the Company's Atlantis Casino Resort, 3800 South Virginia Street, Reno, Nevada. The record date for stockholders entitled to vote at the Annual Meeting is Friday, April 8, 2005.

     Monarch Casino & Resort, Inc., through its wholly-owned subsidiary, owns and operates the tropically-themed Atlantis Casino Resort in Reno, Nevada.
The Atlantis is the closest hotel-casino to and is directly across the street from the Reno-Sparks Convention Center. The Atlantis is recognizable due to its Sky Terrace, a unique structure rising approximately 55 feet from street level and spanning 160 feet across the street with no intermediate support pillars. The Sky Terrace connects the Atlantis to a 16-acre parcel of land owned by the Company, that is compliant with all casino zoning requirements and is suitable and available for future expansion of the Atlantis facilities and is currently being used by the Company as additional paved parking for the Atlantis. The existing Atlantis site offers almost 1,000 guest rooms in three contiguous high-rise hotel towers and a motor lodge. The tropically-themed Atlantis features approximately 51,000 square feet of high-energy casino space with 37 table games and approximately 1,450 slot and video poker machines, a sports book, Keno and a poker room, and offers a variety of dining choices in the form of nine high-quality food outlets.

     This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which are subject to change, including, but not limited to, comments relating to (i) future operating performance and (ii) the financial benefits that may result from future operations. The actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Securities and Exchange Commission filings, which are available on the Company's web site.

Contacts: Ben Farahi at (775) 825-3355 or benfarahi@monarchcasino.com
          Karl G. Brokmann at (775) 825-3355 or kbrokmann@monarchcasino.com

For additional information including artist renditions and photographs, visit Monarch's web site at monarchcasino.com.

(1) "EBITDA" consists of net income plus provision for income taxes, other expenses (income), and depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented, may not be comparable to similarly titled measures presented by other companies.

                        MONARCH CASINO & RESORT, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                          Three Months Ended           Twelve Months Ended
                                             December 31,                  December 31,
                                      --------------------------    --------------------------
                                          2004          2003            2004          2003
                                      ------------  ------------    ------------  ------------
Revenues
  Casino............................. $ 20,641,420  $ 18,708,204    $ 84,131,876  $ 74,955,744
  Food and beverage..................    9,377,418     8,404,880      37,333,977    34,498,613
  Hotel..............................    5,344,046     4,753,786      24,318,082    21,236,808
  Other..............................    1,017,746       964,448       3,892,669     4,005,426
                                      ------------  ------------    ------------  ------------
     Gross revenues..................   36,380,630    32,831,318     149,676,604   134,696,591
  Less promotional allowances........   (5,184,472)   (4,567,496)    (20,219,714)  (18,746,078)
                                      ------------  ------------    ------------  ------------
     Net revenues....................   31,196,158    28,263,822     129,456,890   115,950,513
                                      ------------  ------------    ------------  ------------
Operating expenses
  Casino.............................    7,535,435     7,285,897      30,513,391    29,321,060
  Food and beverage..................    4,737,160     4,571,552      18,859,211    17,701,143
  Hotel..............................    1,852,275     1,760,480       7,858,616     6,991,581
  Other..............................      296,654       299,503       1,344,163     1,270,624
  Selling, general and
   administrative....................    9,007,820     8,180,403      34,979,998    32,659,258
  Depreciation and amortization......    1,940,674     2,869,044       9,627,870    10,797,494
                                      ------------  ------------    ------------  ------------
     Total operating expenses........   25,370,018    24,966,879     103,183,249    98,741,160
                                      ------------  ------------    ------------  ------------
     Income from operations..........    5,826,140     3,296,943      26,273,641    17,209,353
                                      ------------  ------------    ------------  ------------
Other expenses
  Interest expense...................     (323,004)     (363,695)     (1,448,125)   (1,607,840)
  Stockholder guarantee fee expense..           -       (237,397)       (136,164)   (1,030,010)
                                      ------------  ------------    ------------  ------------
     Total other expenses............     (323,004)     (601,092)     (1,584,289)   (2,637,850)
                                      ------------  ------------    ------------  ------------
     Income before income taxes......    5,503,136     2,695,851      24,689,352    14,571,503
Provision for income taxes...........    1,639,392       924,778       8,162,912     4,965,580
                                      ------------  ------------    ------------  ------------
     Net income...................... $  3,863,744  $  1,771,073    $ 16,526,440  $  9,605,923
                                      ============  ============    ============  ============

Earnings per share of common stock
   Net income
    Basic............................ $       0.41  $       0.19    $       1.76  $       1.02
    Diluted.......................... $       0.41  $       0.19    $       1.76  $       1.02

Weighted average number of common
   shares and potential common
   shares outstanding
    Basic..........................      9,406,224     9,340,328       9,378,225     9,379,446
    Diluted........................      9,479,234     9,374,028       9,407,343     9,412,459

                        MONARCH CASINO & RESORT, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS

                                                    December 31,     December 31,
                                                        2004             2003
                                                    -------------    -------------
                                                     (Unaudited)
                      ASSETS

Current assets
  Cash............................................  $  11,814,778    $   9,711,310
  Receivables, net................................      2,959,894        2,818,727
  Federal income tax refund receivable............        493,797          756,698
  Inventories.....................................      1,452,696        1,245,967
  Prepaid expenses................................      2,346,242        2,234,773
  Deferred income taxes...........................      1,115,719          542,457
                                                    -------------    -------------
     Total current assets.........................     20,183,126       17,309,932
                                                    -------------    -------------
Property and equipment
  Land............................................     10,339,530       10,339,530
  Land improvements...............................      3,226,913        3,226,913
  Buildings.......................................     78,955,538       78,955,538
  Building improvements...........................      7,524,680        6,304,642
  Furniture and equipment.........................     65,146,594       63,230,354
  Leasehold improvement...........................      1,346,965               -
                                                    -------------    -------------
                                                      166,540,220      162,056,977
  Less accumulated depreciation and amortization..    (68,791,045)     (63,618,047)
                                                    -------------    -------------
     Net property and equipment...................     97,749,175       98,438,930
                                                    -------------    -------------
Other assets, net.................................        406,620          128,263
                                                    -------------    -------------
     Total assets.................................  $ 118,338,921    $ 115,877,125
                                                    =============    =============
       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current maturities of long-term debt............  $          -     $   6,059,591
  Accounts payable................................      5,747,775        8,407,887
  Accrued expenses................................      7,918,299        6,707,257
                                                    -------------    -------------
     Total current liabilities....................     13,666,074       21,174,735

Long-term debt, less current maturities...........     32,400,000       41,125,000
Deferred income taxes.............................      6,509,505        4,854,587

Commitments and contingencies.....................

Stockholders' equity
  Preferred stock, $.01 par value, 10,000,000
   shares authorized; none issued.................             -                -
  Common stock, $.01 par value, 30,000,000
   shares authorized; 9,536,275 issued;
   9,405,224 outstanding at 09/30/2004,
   9,340,328 outstanding at 12/31/2003............         95,363           95,363
  Additional paid-in capital......................     17,463,272       17,432,635
  Treasury stock,
   131,051 shares at 09/30/2004, 195,947 shares
   at 12/31/2003, at cost.........................       (954,152)      (1,437,614)
  Retained earnings...............................     49,158,859       32,632,419
                                                    -------------    -------------
     Total stockholders' equity...................     65,763,342       48,722,803
                                                    -------------    -------------
     Total liabilities and stockholders' equity...  $ 118,338,921    $ 115,877,125
                                                    =============    =============

                        MONARCH CASINO & RESORT, INC.
                  RECONCILIATION OF NET INCOME TO EBITDA (1)


                                       Three Months Ended          Twelve Months Ended
                                          December 31,                 December 31,
                                     -----------------------     ------------------------
                                        2004        2003            2004         2003
                                     (unaudited) (unaudited)     (unaudited)  (unaudited)
                                     ----------- -----------     -----------  -----------
Net income.........................  $ 3,863,744  $1,771,073     $16,526,440   $9,605,923
Adjustments:
  Provision for income taxes.......    1,639,392     924,778       8,162,912    4,965,580
  Stockholder guarantee fee expense           -      237,397         136,164    1,030,010
  Interest expense.................      323,004     363,695       1,448,125    1,607,840
  Depreciation and amortization....    1,940,674   2,869,044       9,627,870   10,797,494
                                     ----------- -----------     -----------  -----------
EBITDA (1)                           $ 7,766,814  $6,165,987     $35,901,511  $28,006,847
                                     =========== ===========     ===========  ===========


(1) "EBITDA" consists of net income plus provision for income taxes, other expenses (income), and depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented, may not be comparable to similarly titled measures presented by other companies.